EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Harcourt General, Inc. on Form S-3 (Nos. 33-13936, 33-46148, and 333-30621)
and Form S-8 (Nos. 33-26079 and 333-42349) of our report dated December 9, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Harcourt General, Inc. for the year ended October 31, 1998.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 27, 1999

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